                                  SCHEDULE 14A

                                 (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(A) of the Securities
                   Exchange Act of 1934 (Amendment No.__ )

                           FILED BY THE REGISTRANT [X]

                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

                           Check the appropriate box:

                         [ ] Preliminary Proxy Statement
    [ ] Confidential, for Use of the Commission Only (as permitted by Rule
                                  14a-6(e)(2))
                         [X] Definitive Proxy Statement
                       [ ] Definitive additional materials
        [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                              THE BRAZIL FUND, INC.
                (Name of Registrant as Specified in Its Charter)

                   (Name of Person(s) Filing Proxy Statement,
                        if other than the Registrant)

               Payment of filing fee (Check the appropriate box):

                              [X] No fee required.
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
[ ] Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1) Amount previously paid:
(2) Form, Schedule or Registration Statement no.:
(3) Filing Party:
(4) Date Filed:

(The Brazil Fund, Inc. Logo)
                                                                 345 Park Avenue
                                                        New York, New York 10154
                                                                  (800) 349-4281

THE BRAZIL FUND, INC.                                             April 12, 2006
--------------------------------------------------------------------------------

To the Stockholders of The Brazil Fund, Inc.:

A Special Meeting of Stockholders of The Brazil Fund, Inc. (the "Fund") will be held at 10 a.m., Eastern time, on May 15, 2006 at the offices of Deutsche Investment Management Americas Inc., part of Deutsche Asset Management, 345 Park Avenue (at 51st Street), New York, New York 10154 (the "Meeting"). Stockholders who are unable to attend this meeting are strongly encouraged to vote by proxy, which is customary in corporate meetings of this kind.

At the Meeting, the stockholders will vote: (i) to amend the Articles of Incorporation of the Fund to reduce from two-thirds to a majority the required vote of the common stockholders necessary to approve the liquidation and dissolution of the Fund (the "Amendment"); and (ii) to approve the liquidation and dissolution of the Fund pursuant to the provisions of the Plan of Liquidation and Dissolution of the Fund (the "Liquidation"). There will be an opportunity to discuss matters of interest to you as a stockholder. Your Fund's directors recommend that you vote in favor of the Amendment and the Liquidation, which will provide complete liquidity for all stockholders.

On March 24, 2006, the Board of Directors of the Fund reached the decision to liquidate in order to resolve long-standing stockholder demands for liquidity at a price at or near net asset value. The Fund has been a strong vehicle for investment in the Brazilian markets. However, as other vehicles for investment in Brazil have emerged, Fund stockholders have become increasingly dissatisfied with the discount to net asset value at which the Fund's shares have traded. Following the failure of the Board's recent proxy solicitation to convert the Fund to open-end status, in which 75% of outstanding shares were necessary to pass the proposal and approximately 65% were voted to support open-ending, the Board again considered all available alternatives and consulted with major stockholders. Recognizing that there appear to be irreconcilable differences among the interests of major stockholders, the Board concluded that the proposed liquidation is responsive to the expressed desires of holders of a majority of the Fund's shares for liquidity at net asset value, and is in the best interests of the Fund's stockholders as a group.

A Proxy Statement regarding the meeting, a proxy card for your vote at the meeting and an envelope -- postage prepaid -- in which to return your proxy are enclosed. We urge you to review the enclosed materials thoroughly and then to complete, sign, date and return the enclosed proxy card, vote by telephone or record your voting instructions on the Internet. If you have any questions about the proposals, please call Georgeson

Shareholder Communications Inc., the Fund's proxy solicitor, at (866) 729-6818, or contact your financial advisor.

Respectfully,

/s/ Robert J. Callander
Robert J. Callander
Chairman of the Board
on behalf of the Full Board

STOCKHOLDERS ARE URGED TO SIGN THE PROXY CARD AND MAIL IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR GRANT THEIR PROXY BY TELEPHONE OR THROUGH THE INTERNET SO AS TO ENSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES.

                             THE BRAZIL FUND, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of

The Brazil Fund, Inc.:

Please take notice that a Special Meeting of Stockholders of The Brazil Fund, Inc. (the "Fund") will be held at the offices of Deutsche Investment Management Americas Inc., part of Deutsche Asset Management, 345 Park Avenue (at 51st Street), New York, New York 10154, on May 15, 2006 at 10:00 a.m., Eastern time (the "Meeting"), to consider the following proposals:

Proposal 1:  Approving an amendment to the Articles of Incorporation of the Fund to reduce from two-thirds to a majority the required vote of the common stockholders necessary to approve the liquidation and dissolution of the Fund.

Proposal 2:  Approving the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution of the Fund.

The appointed proxies will vote on any other business as may properly come before the Meeting or any adjournments or postponements thereof.

Holders of the shares of common stock of the Fund at the close of business on April 3, 2006 are entitled to vote at the Meeting and any adjournments or postponements thereof.

By order of the Board of Directors,

/s/ John Millette

John Millette, Secretary

April 12, 2006

IMPORTANT -- WE URGE YOU TO GRANT YOUR PROXY BY TELEPHONE, THROUGH THE INTERNET OR SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE AND IS INTENDED FOR YOUR CONVENIENCE. YOUR PROMPT RETURN OF THE ENCLOSED PROXY CARD MAY SAVE THE FUND THE NECESSITY AND EXPENSE OF FURTHER SOLICITATIONS TO ENSURE A QUORUM AT THE SPECIAL MEETING. IF YOU CAN ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES IN PERSON AT THAT TIME, YOU WILL BE ABLE TO DO SO.

                               SUMMARY TERM SHEET

This summary highlights important information concerning the attached Proxy Statement of The Brazil Fund, Inc. (the "Fund"). To understand the Proxy Statement fully and for a more complete discussion of the proposals to be voted on, you should read carefully the entire Proxy Statement and the related Exhibits.

WHAT IS THE PURPOSE OF THE PROXY SOLICITATION?

     - The purpose of this proxy solicitation is to ask stockholders of the Fund to vote on the proposals to: (i) amend the Articles of Incorporation of the Fund to reduce from two-thirds to a majority the required vote of the common stockholders necessary to approve the liquidation and dissolution of the Fund; and (ii) approve the liquidation and dissolution of the Fund pursuant to a Plan of Liquidation and Dissolution. See "Proposal 1:
       Amendment to the Fund's Articles of Incorporation" and "Proposal 2:
       Approval of Liquidation and Dissolution."

WHY HAS A PROPOSAL TO LIQUIDATE THE FUND BEEN MADE?

     - On March 24, 2006, the Board of Directors of the Fund decided to propose liquidation in order to resolve long-standing stockholder demands for liquidity at a price at or near net asset value. The Fund has been a strong vehicle for investment in the Brazilian markets. However, as other vehicles for investment in Brazil have emerged, Fund stockholders have become increasingly dissatisfied with the discount to net asset value at which the Fund's shares have traded. Following the failure of the Board's recent proxy solicitation to convert the Fund to open-end status, the Board again considered all available alternatives and consulted with major stockholders. Recognizing that there appear to be irreconcilable differences among the interests of major stockholders, the Board concluded that the proposed liquidation is responsive to the expressed desires of holders of a majority of the Fund's shares for liquidity at net asset value, and is in the best interests of the Fund's stockholders as a group. See "Proposal 2: Approval of Liquidation and Dissolution."

WHAT VOTE IS REQUIRED TO APPROVE THE LIQUIDATION?

     - The approval of the liquidation and of the Plan of Liquidation and Dissolution requires the affirmative vote of the holders of at least two-thirds of the Fund's common stock, unless the amendment to the Fund's Articles of Incorporation is approved, in which case a majority of the holders of the Fund's common stock is required to approve the liquidation. See "General."

WHY HAS THE PROPOSAL TO AMEND THE FUND'S ARTICLES OF INCORPORATION BEEN MADE?

     - The proposed amendment would reduce from two-thirds to a majority the vote required from the Fund's stockholders to approve the liquidation. On February 17, 2006, at a special meeting of stockholders of the Fund, over 65% of the Fund's outstanding shares were voted in favor of a proposal to open-end the Fund. The Fund's Board of Directors believes that the high percentage of votes submitted in favor of open-ending demonstrates strong stockholder support for an extraordinary action by the Fund, such as a liquidation, in order to provide liquidity to stockholders at a price close to current net asset value. The proposed amendment would decrease the likelihood that the liquidation will not obtain requisite approval of the Fund's stockholders solely because a substantial number of stockholders fail to cast any vote with respect to the liquidation. See "Proposal 1: "Amendment to the Fund's Articles of Incorporation."

WHAT VOTE IS REQUIRED TO APPROVE THE AMENDMENT TO THE FUND'S ARTICLES OF INCORPORATION?

     - The approval of the holders of a majority of the Fund's common stock is required to adopt the proposed amendment. If the amendment to the Articles of Incorporation is approved, the approval of a majority of the holders of the Fund's common stock will be required to approve the liquidation. See "General."

WHEN AND WHERE WILL THE VOTE OCCUR?

     - A special meeting of stockholders will be held at 345 Park Avenue (at 51st Street), New York, New York 10154, on May 15, 2006 at 10:00 a.m., Eastern time, and at any adjournments or postponements thereof. See "General."

WILL OTHER PROPOSALS BE CONSIDERED FOR ACTION AT THE SPECIAL MEETING?

     - The proposals to amend the Fund's Articles of Incorporation and to liquidate the Fund are the only proposals that may properly be considered at the upcoming special meeting. See "General."

HOW WOULD APPROVAL OF THE LIQUIDATION AFFECT ME?

     - If the liquidation is approved by the requisite stockholder vote, the Plan of Liquidation and Dissolution of the Fund will be implemented pursuant to which the Fund's assets will be liquidated at market prices and net proceeds distributed to stockholders. See "Proposal 2: Approval of Liquidation and Dissolution -- General."

WHEN WILL THE PLAN OF LIQUIDATION AND DISSOLUTION OF THE FUND BECOME EFFECTIVE IF ADOPTED?

     - The Plan of Liquidation and Dissolution of the Fund will become effective only upon: (i) its adoption and approval by the holders of a requisite number of the outstanding shares of the Fund; and (ii) the satisfactory resolution in the sole discretion of the Board of any and all possible claims pending against the Fund and/or the Board. See "Proposal 2:
       Approval of Liquidation and Dissolution -- Summary of Plan of Liquidation and Dissolution."

WHAT WILL I RECEIVE IF THE FUND IS LIQUIDATED AND DISSOLVED?

     - The Fund's net asset value on April 3, 2006 was $1.047 billion. At such date, the Fund had 16,241,288 shares outstanding. Accordingly, on April 3, 2006, the net asset value per share of the Fund was $64.49. The Fund's net asset value may be lower at the time of the liquidation due to various factors. In addition, the liquidation will involve transaction costs to the Fund. The Fund will distribute the liquidated cash proceeds less liabilities to stockholders of record as of the close of business on the date of the liquidation. See "Proposal 2: Approval of Liquidation and Dissolution -- Summary of Plan of Liquidation and Dissolution."

WHAT FACTORS COULD CAUSE THE FUND'S NET ASSET VALUE TO BE LOWER AT THE TIME OF LIQUIDATION?

     - The Fund's net asset value at liquidation could decrease due to such factors as: (i) the volatility of prices of Brazilian securities; (ii) the overall effect on Brazilian securities resulting from the Fund's liquidation; (iii) adverse effects on the sale price of particular securities currently held by the Fund due to sale by the Fund of a large percentage of the outstanding shares, or a large percentage of the trading volume, of such securities; and (iv) adverse effects on the sale price of certain securities due to special sale procedures for large amounts of securities required by Brazilian laws.

IF THE FUND IS LIQUIDATED, WHEN WILL I RECEIVE MY SHARE OF THE FUND'S LIQUIDATED ASSETS?

     - Although no assurance can be given, the Fund anticipates that stockholders will receive their proportionate cash interest of the net distributable assets of the Fund upon liquidation within 90 days of approval by stockholders of the liquidation proposal. See "Proposal 2:
       Approval of Liquidation and Dissolution -- Summary of Plan of Liquidation and Dissolution."

IF THE FUND IS LIQUIDATED AND DISSOLVED, WHO WILL BEAR THE EXPENSES OF THE LIQUIDATION AND DISSOLUTION?

     - All of the expenses incurred by the Fund in carrying out the liquidation and dissolution will be borne by the Fund. See "Proposal 2: Approval of Liquidation and Dissolution -- Summary of Plan of Liquidation and Dissolution."

WILL I HAVE TO PAY TAXES AS A RESULT OF THE LIQUIDATION?

     - Proceeds of the liquidation received by stockholders will be taxable depending upon the stockholders' individual circumstances. See "Proposal 2: Approval of Liquidation and Dissolution -- Tax Consequences of the Plan" for a general summary of the U.S. federal tax income consequences, including the possibility that different tax treatments may apply; the differing rules for U.S. and non-U.S. stockholders; and the imposition of withholding taxes on stockholders who have not completed and returned certain required Internal Revenue Service forms. Stockholders should consult their own tax advisers with respect to the tax consequences of the liquidation, including potential tax consequences in jurisdictions where the stockholder is a citizen, resident or domiciliary. See "Proposal 2: Approval of Liquidation and Dissolution -- Tax Consequences of the Plan."

WHAT WILL HAPPEN TO THE FUND AFTER THE LIQUIDATION?

     - After the liquidation, Articles of Dissolution stating that the dissolution has been authorized will in due course be executed, acknowledged and filed with the Maryland State Department of Assessments and Taxation, and will become effective in accordance with Maryland General Corporation Law. Upon the effective date of the Articles of Dissolution, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized. See "Proposal 2: Approval of Liquidation and Dissolution -- Summary of Plan of Liquidation and Dissolution."

WHAT WILL HAPPEN IF THE LIQUIDATION IS NOT APPROVED?

     - If the liquidation (including the Plan of Liquidation and Dissolution) is not approved, the Fund will continue to exist as a closed-end registered investment company in accordance with its stated investment objective and policies. Please note that if the amendment to the Fund's Articles of Incorporation is approved by Fund stockholders, the amendment will become effective regardless of whether the liquidation is approved.

WHO IS ENTITLED TO VOTE?

     - Stockholders of record at the close of business on April 3, 2006 will be entitled to vote at the upcoming special meeting. See "General."

HOW DO I VOTE MY SHARES?

     - You can vote in any one of four ways: (i) through the Internet, by going to the website listed on your proxy card; (ii) by telephone, with a toll-free call to the number listed on your proxy card; (iii) by mail, by sending the enclosed proxy card, signed and dated, to Georgeson Shareholder Communications Inc., Wall Street Station, PO Box 1100, New York NY 10269-0646; or (iv) in person, by attending the upcoming special meeting. See "Notice of Special Meeting of Stockholders."

MAY I REVOKE MY PROXY?

     - Any proxy given by a stockholder is revocable until voted at the upcoming special meeting.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?

     - The Board recommends that Fund stockholders vote FOR approval of the amendment and FOR the liquidation.

HOW DO I OBTAIN MORE INFORMATION?

     - Stockholders requiring additional information regarding the proxy or a replacement proxy card may contact Georgeson Shareholder Communications Inc. toll-free at (800) 366-2167. Additionally, stockholders may receive a copy of the most recent annual report for the Fund, and a copy of any more recent semi-annual or quarterly report, without charge, by calling
       (800) 349-4281 or writing the Fund at 345 Park Avenue, New York, New York 10154.

                                PROXY STATEMENT

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Brazil Fund, Inc., a Maryland corporation (the "Fund"), for use at a Special Meeting of Stockholders to be held at the offices of Deutsche Investment Management Americas Inc. ("DeIM" or the "Investment Manager"), part of Deutsche Asset Management, 345 Park Avenue (at 51st Street), New York, New York 10154, on Monday, May 15, 2006 at 10:00 a.m., Eastern time, and at any adjournments or postponements thereof (collectively, the "Meeting").

This Proxy Statement, the Notice of Special Meeting and the proxy card are first being mailed to stockholders on or about April 12, 2006, or as soon as practicable thereafter. Any stockholder giving a proxy has the power to revoke it prior to the time the proxy is exercised by attending the Meeting and casting his or her votes in person or by mail, by executing a superseding proxy or by submitting a notice of revocation to the Fund (addressed to the Secretary at the principal executive office of the Fund, 345 Park Avenue, New York, New York 10154). All properly executed proxies received in time for the Meeting will be voted as specified in the proxy or, if no specification is made, for the proposals to amend the Articles of Incorporation of the Fund to reduce from two-thirds to a majority the required vote of the common stockholders necessary to approve the liquidation and dissolution of the Fund (the "Amendment") and to approve the liquidation and dissolution of the Fund pursuant to the provisions of the Plan of Liquidation and Dissolution of the Fund (the "Liquidation") and in the discretion of the proxy holders on any other matter that may properly come before the Meeting.

The presence at any stockholders' meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast at the Meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" will be treated as shares that are present but which have not been voted. Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Accordingly, stockholders are urged to forward their voting instructions promptly.

Proposal 1, for the amendment of the Fund's Articles of Incorporation, requires the affirmative vote of a majority of the Fund's outstanding shares of common stock. Abstentions and broker non-votes will have the effect of a "no" vote for Proposal 1.

Proposal 2, for the approval of the Plan of Liquidation and Dissolution (the "Plan") and the liquidation and dissolution of the Fund, requires the affirmative vote of the holders of two-thirds of the Fund's common stock, unless the amendment to the Fund's Articles of Incorporation is approved, in which case a majority of the holders of the Fund's common stock is required to approve the liquidation. Abstentions and broker non-votes will have the effect of a "no" vote for Proposal 2.

These proposals are the only proposals that may properly be considered for action at the Meeting.

Stockholders of record at the close of business on April 3, 2006 (the "Record Date") will be entitled to vote at the Meeting. On the Record Date, the Fund had outstanding and entitled to vote at the Meeting 16,241,288 shares, each entitled to one vote.

                                                     THE BRAZIL FUND, INC.     1

The Fund provides periodic reports to all of its stockholders which highlight relevant information including investment results and a review of portfolio changes. You may receive an additional copy of the most recent annual report for the Fund, and a copy of any more recent semi-annual or quarterly report, without charge, by calling (800) 349-4281 or writing the Fund at 345 Park Avenue, New York, New York 10154.

THE PROPOSALS

The Board of Directors of the Fund for many years has sought to address the discount to NAV at which shares of the Fund have traded in ways consistent with the best interests of stockholders and applicable regulatory requirements. The Board has considered a wide variety of strategies to address the discount. Past actions taken by the Board have included a market share buy-back program, purchases of shares pursuant to the Fund's dividend reinvestment plan, and efforts to increase publicity about the Fund and its excellent performance.

On December 15, 2004, the Fund announced its approval, subject to fiduciary and other applicable requirements and regulatory approvals, of a program of in-kind repurchase offers, including a repurchase of 50% of outstanding shares at a price equal to 98% of the NAV per share as of the day after the date such offer expires. The Fund also announced its approval, pursuant to the program, of a plan to conduct six subsequent semi-annual repurchase offers in accordance with section 23(c)(2) under the Investment Company Act of 1940 (the "1940 Act") and rule 13e-4 under Securities Exchange Act of 1934, each for 10% of the then outstanding shares at a price equal to 98% of NAV per share as of the day after the date each such offer expires, if shares trade on the NYSE at an average weekly discount from NAV greater than 5% during a 13-week measuring period ending the last day of the preceding half-year (the "Repurchase Program"). Payment for any shares repurchased pursuant to the Repurchase Program would be made in-kind through a pro rata distribution of securities from the Fund's portfolio on the day after the date such offer expires.

Pursuant to the Repurchase Program, on July 28, 2005, the Fund offered to repurchase approximately 50% of its issued and outstanding shares of common stock in exchange for portfolio securities of the Fund. However, during the offer, the Fund's Brazilian administrator indicated its belief that implementation of the transaction as proposed would require the imposition of a withholding tax equal to 15% of the amount by which the fair market value of the portfolio securities to be distributed exceeds the Fund's basis in those securities. Although the Fund had previously received the advice of its Brazilian counsel to the effect that the Fund's distribution of equity securities pursuant to the repurchase offer should be exempt from Brazilian capital gains taxation, the Fund was unable to persuade the Brazilian administrator to change its position. Because of these issues, the Fund believed that completion of the offer would no longer serve the best interests of all Fund stockholders and terminated the offer. On August 25, 2005, the Fund announced that it had terminated this repurchase offer.

On September 22, 2005, the Board announced that it had approved the conversion of the Fund from a closed-end investment company to an open-end investment company. At a special meeting of stockholders of the Fund held February 17, 2006, the proposal to convert the Fund into an open-end investment company received the affirmative vote of holders of over 65% of the Fund's outstanding shares (representing over 79% of the shares voted at the meeting), but below the 75% needed for approval.

In conjunction with its actions to lower the discount, the Fund began efforts in 2004 to change its classification in Brazil from an Annex III Investor into a 2689 Investor. This reclassification would allow the Fund to repatriate its assets freely. On March 24, 2006, the Federal Revenue Office and the Ministry of

 2    THE BRAZIL FUND, INC.

Finance of Brazil confirmed that the conversion of the Fund into a 2689 Investor would not trigger taxes on the Fund. The Fund intends to complete the conversion into a 2689 investor as soon as practicable.

The Board announced on February 17, 2006 that it would initiate a review of alternatives. During two special meetings, the Board considered various alternatives for the Fund, including the possibility of: (i) continuing as a closed-end fund without taking further action; (ii) conducting a cash repurchase offer; (iii) reviving efforts to implement an in-kind repurchase offer; (iv) declaring a one-time special cash dividend; (v) liquidating the Fund; and (vi) converting the Fund into an interval fund.

In determining to recommend approval of the Liquidation, the Directors of the Fund considered the following factors, among others:

- The Brazilian securities market is currently more liquid and less volatile than it was at the inception of the Fund in 1988. The processing of Brazilian securities transactions is more efficient and the Brazilian securities market has diversified. The Fund's investment adviser believes that the closed-end structure is no longer required in order to take advantage of investment opportunities in the Brazilian market.

- The Fund has historically traded at a discount from net asset value, as is often the case with closed-end funds. Upon liquidation, Fund stockholders would receive cash equal to the net asset value of their shares (after making proper allowance for any remaining expenses and liabilities of the Fund).

- The 65.18% vote in favor of the open-ending proposal, as well as discussions with major stockholders, indicated to the Board that holders of a substantial majority of the Fund's shares sought increased liquidity for their shares.

- The Board does not believe it is feasible in the near term to implement other means of enabling stockholders to receive a price at or near net asset value for a substantial portion of Fund shares for the following reasons:

  - Further analysis of the current tax position of the Fund demonstrated that a cash tender offer sufficiently large to meet the liquidity demands of major stockholders would force a liquidation of the Fund in the very near future in order to avoid unfair tax treatment of certain investors and the risk that the Fund might be unable to meet its tax obligations. This situation is caused by the fact that, as a result of recent appreciation in the Fund's portfolio holdings, unrealized capital gains currently represent approximately 82% of the Fund's net assets. The sale of holdings to finance a cash tender offer would result in a realization of these gains, which would in turn require further sales of portfolio holdings to meet tax distribution requirements, which in turn would result in realization of additional gains requiring additional tax distributions in a continuing cycle referred to as a "Tax Cascade."

  - Although an in-kind tender offer would avoid the Tax Cascade, recent consultation with Brazil counsel and informal meetings with Brazilian revenue authorities indicate that legislative change in Brazil would likely be required as a practical matter to avoid taxation of an in-kind tender offer in Brazil given the Brazilian administrator's tax withholding position. The Board considered the prospects of any such legislative change to be highly uncertain in the present political and regulatory environment of Brazil.

The Board also considered factors that weighed against the proposed Liquidation, including:

- Liquidation would end what has been a strong vehicle for investing in the Brazilian markets.

- Liquidation will involve expenses, including tax costs, which would not be borne if the Fund continued in its present form.

                                                     THE BRAZIL FUND, INC.     3

- Disposition of the Fund's portfolio securities pursuant to the liquidation may have an adverse effect on the prices of such securities.

After careful deliberation, the Board adopted and approved the Plan of Liquidation and Dissolution. One director, Ronaldo Nogueira, voted against the Liquidation because he believed that the Fund should continue to pursue the alternative of an in-kind repurchase offer, which might enable the Fund to continue operations. For the reasons stated above, a majority of the Directors concluded that this was not a viable option. Following the meeting at which the Liquidation was approved, Mr. Nogueira resigned as a director of the Fund.

YOUR BOARD RECOMMENDS THAT FUND STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT OF THE FUND'S ARTICLES OF INCORPORATION AND FOR ADOPTION AND APPROVAL OF THE PLAN OF LIQUIDATION AND DISSOLUTION AND THE LIQUIDATION AND DISSOLUTION OF THE FUND.

         PROPOSAL 1: AMENDMENT TO THE FUND'S ARTICLES OF INCORPORATION

BACKGROUND

It is proposed that the Fund amend its Articles of Incorporation to reduce the vote necessary for stockholders to approve the liquidation of the Fund.

The amendment provides that a liquidation of the Fund may be approved by the holders of a majority of the outstanding common stock. A copy of the amendment to the Funds' Articles of Incorporation is attached to this proxy statement as Exhibit A.

GENERAL

The Fund's Articles of Incorporation do not specify the vote required by the holders of common stock to authorize a liquidation of the Fund. As a result, this requirement is determined by Section 3-403 of the Maryland General Corporation Law which provides that the Liquidation must be approved by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter. Section 2-104(b)(5) of the Maryland General Corporation Law, however, permits the articles of incorporation of a Maryland corporation to allow for a lesser vote requirement, provided that such required vote is not less than a majority. The Fund's Articles of Incorporation may be amended by vote of holders of a majority of the Fund's outstanding common stock.

To decrease the likelihood that the liquidation will not obtain requisite approval of common stockholders because a substantial number of Fund common stockholders fail to cast any vote with respect to the liquidation, which has the same effect as a vote against the liquidation, the Fund's Board of Directors is proposing to amend the Fund's Articles of Incorporation to reduce the requisite vote on the liquidation from two-thirds to a majority. The Board believes the proposed amendment will reduce the likelihood that the outcome of the stockholder vote may be determined by common stockholders who fail to return a proxy for reasons that may not relate to the merits of the transaction.

At a special meeting of stockholders of the Fund, held on February 17, 2006, a proposal to convert the Fund from a closed-end investment company to an open-end investment company was not approved. Proxies representing 65.18% of the Fund's outstanding shares (representing 79.34% of the shares represented at the meeting) were submitted in favor of the conversion. Deutsche Investment Management Americas, Inc., the Fund's investment adviser, informed the Board that it believed that the high percentage of votes submitted in favor of the conversion at the special meeting indicates stockholder support for an extraordinary action by

 4    THE BRAZIL FUND, INC.

the Fund, such as a liquidation, in order to provide liquidity to stockholders at a price close to current net asset value. Please note that if the amendment to the Articles of Incorporation is approved by Fund stockholders, the amendment will become effective regardless of whether the liquidation is approved.

THE DIRECTORS OF THE FUND, INCLUDING THE INDEPENDENT DIRECTORS, RECOMMEND APPROVAL OF THE AMENDMENT OF THE ARTICLES OF INCORPORATION.

              PROPOSAL 2: APPROVAL OF LIQUIDATION AND DISSOLUTION

BACKGROUND

The Board has adopted a Plan of Liquidation and Dissolution of the Fund (the "Plan"), subject to approval of the Fund's stockholders, which is described below.

GENERAL

If the Plan is approved by the requisite stockholder vote, then the Fund's assets will be liquidated at market prices and on such terms and conditions as determined to be reasonable and in the best interests of the Fund and its stockholders in light of the circumstances in which they are sold, and the Fund will file Articles of Dissolution with the State of Maryland. Stockholders will receive their proportionate cash interest of the net distributable assets of the Fund upon liquidation.

In the event that a majority of the outstanding shares of capital stock of the Fund are not voted in favor of the Plan, with the result that the Plan is not approved, the Fund will continue to exist as a registered investment company in accordance with its stated investment objective and policies. In the event the Plan is not approved, the Board of Directors presently intends to meet to consider what, if any, steps to take in the best interests of the Fund and its stockholders, including the possibility of resubmitting the Plan or another plan of liquidation and dissolution to stockholders for future consideration. In the event that a quorum is not present, the Meeting may be adjourned.

SUMMARY OF PLAN OF LIQUIDATION AND DISSOLUTION

The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan which is attached hereto as Exhibit B. Stockholders are urged to read the Plan in its entirety.

- EFFECTIVE DATE OF THE PLAN AND CESSATION OF THE FUND'S ACTIVITIES AS AN INVESTMENT COMPANY. The Plan will become effective only upon: (i) its adoption and approval by the holders of a requisite number of the outstanding shares of the Fund; and (ii) the satisfactory resolution in the sole discretion of the Board of Directors of any and all possible claims pending against the Fund and/or its Board of Directors (the "Effective Date"). Following these two events, the Fund: (i) will cease to invest its assets in accordance with its investment objective and, to the extent necessary, will, as soon as reasonable and practicable after the Effective Date, complete the sale of the portfolio securities it holds in order to convert its assets to cash or cash equivalents, provided, however, that after stockholder approval of the Plan, the Board of Directors may authorize the commencement of the sale of portfolio securities and the investment of the proceeds of such sale in investment grade short-term debt securities denominated in U.S. dollars; (ii) will not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs; and (iii) will dissolve in accordance with the Plan and will file Articles of Dissolution with the State of Maryland (Plan, Sections 1-2, 5 and 12).

                                                     THE BRAZIL FUND, INC.     5

  The Fund will, nonetheless, seek to continue to meet the source of income, asset diversification and distribution requirements applicable to regulated investment companies through the last day of its final taxable year ending on liquidation.

- CLOSING OF BOOKS AND RESTRICTION ON TRANSFER OF SHARES. The proportionate interests of stockholders in the assets of the Fund will be fixed on the basis of their holdings on the Effective Date. On such date, the books of the Fund will be closed. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders' respective interests in the Fund's assets will not be transferable by the negotiation of share certificates and the Fund's shares will cease to be traded on the NYSE (Plan, Section 3).

- LIQUIDATION DISTRIBUTION. As soon as practicable after the Effective Date, the Fund will liquidate and distribute to stockholders of record as of the close of business on the Effective Date, pro rata in accordance with their proportionate interests in the Fund, all of the assets of the Fund remaining after payment and discharge of liabilities and obligations of the Fund, less any amounts retained or set aside in a reserve fund as referred to below, in complete cancellation and redemption of the outstanding shares of the Fund (the "Liquidation Distribution"). The Fund may pay the Liquidation Distribution in more than one installment if appropriate to ensure the orderly disposition of portfolio securities. Although no assurance can be given, the Fund anticipates that payment of the Liquidation Distribution will be made within 90 days of the Effective Date.

  From the proceeds of the liquidation of assets, the Fund may retain, set aside in a reserve fund or otherwise provide for an amount necessary to discharge any unpaid liabilities on the Fund's books as of the date of the Liquidation Distribution and to pay or otherwise provide for such contingent or unascertained liabilities as the Board shall reasonably deem to exist against the assets of the Fund. The Fund may make one or more subsequent distributions to stockholders. Cash or other assets retained in a reserve fund for the payment of contingent or unascertained liabilities in accordance with the Plan in excess of the amounts ultimately required for payment or discharge of the Fund's liabilities and obligations will be distributed to stockholders at the time and under the conditions established with respect to such reserve fund or other arrangements providing for such payment.

  Stockholders holding stock certificates as of the Effective Date should consider arranging with the Fund's transfer agent a return of their certificates in advance of any liquidating distributions in order to facilitate payments to them. The transfer agent is DWS Scudder Investments Service Company. The transfer agent can be reached at (800) 294-4366. All stockholders will receive information concerning the sources of the liquidating distribution (Plan, Section 7). All monies not paid due to non-surrender of stock certificates will reside in a non-interest bearing account and will eventually be escheated to the State of Maryland.

- EXPENSES OF LIQUIDATION AND DISSOLUTION. All of the expenses incurred by the Fund in carrying out the Plan will be borne by the Fund (Plan, Section 8).

- CONTINUED OPERATION OF THE FUND. The Plan provides that the Board of Directors has the authority to authorize such non-material variations from or non-material amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without stockholder approval, if the Board of Directors determines that such action would be advisable and in the best interests of the Fund and its stockholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of its

 6    THE BRAZIL FUND, INC.

  net assets to stockholders in accordance with the laws of the State of Maryland and the purposes to be accomplished by the Plan. In addition, the Board of Directors may abandon the Plan, with stockholder approval, prior to the filing of Articles of Dissolution with the State Department of Assessments and Taxation of Maryland if the Board of Directors determines that such abandonment would be advisable and in the best interests of the Fund and its stockholders (Plan, Sections 9 and 10). However, it is the Board of Directors' current intention to liquidate and dissolve the Fund as soon as practicable following the settlement of all possible claims pending against the Fund and/or the Board of Directors.

- DISTRIBUTION AMOUNTS. The Fund's net asset value on April 3, 2006 was $1.047 billion. At such date, the Fund had 16,241,288 shares outstanding. Accordingly, on April 3, 2006, the net asset value per share of the Fund was $64.49. The Fund's net asset value may be lower as of the liquidation due to factors such as: (i) the volatility of prices of Brazilian securities; (ii) the overall effect on the Brazilian securities markets of the Fund's liquidation; (iii) adverse effects on the sale price of particular securities currently held by the Fund due to sale by the Fund of a large percentage of the outstanding shares, or a large percentage of the trading volume, of such securities; and (iv) the adverse effect the special procedures required by Brazilian laws and regulations for "block trades" may have on the prices of the Fund's portfolio securities.

  The amounts to be distributed to stockholders of the Fund upon liquidation will be reduced by any remaining expenses of the Fund, including the expenses of the Fund in connection with the liquidation and portfolio transaction costs and certain Brazilian taxes, as well as any costs incurred in resolving any claims that may arise against the Fund. Liquidation expenses and the Fund's remaining portfolio transaction costs (including amounts allocated for dealer markup on securities traded over the counter) are estimated to be approximately $400,000 to $800,000 (or approximately $0.02 to $0.05 per share outstanding on April 3, 2006). Actual portfolio transaction costs will depend upon the composition of the portfolio and the timing of the sale of portfolio securities. Actual liquidation expenses and portfolio transaction costs may vary. The Brazilian taxes payable upon sale of the Fund's portfolio securities may vary due to changes in the market value of the Fund's assets, or the imposition of a different tax rate. See "Tax Consequences of the Plan -- Brazilian Tax Consequences." Any such tax costs will be funded from the cash assets of the Fund and will reduce the amount available for distribution to stockholders.

- IMPACT OF THE PLAN ON THE FUND'S STATUS UNDER THE 1940 ACT. On the Effective Date, the Fund will cease doing business as a registered investment company and, as soon as practicable, will apply for deregistration under the 1940 Act. It is expected that the Securities and Exchange Commission (the "Commission") will issue an order approving the deregistration of the Fund if the Fund is no longer doing business as an investment company. Accordingly, the Plan provides for the eventual cessation of the Fund's activities as an investment company and its deregistration under the 1940 Act, and a vote in favor of the Plan will constitute a vote in favor of such a course of action (Plan, Sections 1, 2, 9 and 11).

  Until the Fund's withdrawal as an investment company becomes effective, the Fund, as a registered investment company, will continue to be subject to and will comply with the 1940 Act.

                                                     THE BRAZIL FUND, INC.     7

- PROCEDURE FOR DISSOLUTION UNDER MARYLAND LAW. After the Effective Date, pursuant to the Maryland General Corporation Law and the Fund's Articles of Incorporation and Amended and Restated Bylaws, if at least a majority of the Fund's aggregate outstanding shares of capital stock are voted for the proposed liquidation and dissolution of the Fund, Articles of Dissolution stating that the dissolution has been authorized will in due course be executed, acknowledged and filed with the Maryland State Department of Assessments and Taxation, and will become effective in accordance with such law. Upon the effective date of such Articles of Dissolution, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized. The Fund's Board of Directors will be the trustees of its assets for purposes of liquidation after the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver. The Director-trustees will be vested in their capacity as trustees with full title to all the assets of the Fund (Plan, Sections 2 and 12).

- APPRAISAL RIGHTS. Stockholders will not be entitled to appraisal rights under Maryland law in connection with the Plan (Plan, Section 14).

TAX CONSEQUENCES OF THE PLAN

- U.S. FEDERAL INCOME TAX CONSEQUENCES IF THE PLAN IS ADOPTED. The following discussion is a general summary of certain U.S. federal income tax consequences of the Liquidation to the Fund and its stockholders, based on current U.S. federal income tax law, including the Internal Revenue Code (the "Code"), applicable Treasury regulations and IRS rulings. Different rules may apply to particular stockholders depending upon their individual circumstances. Stockholders should consult their own tax advisers with respect to the tax consequences of receipt of the Liquidation Distribution(s), including potential tax consequences in jurisdictions where the stockholder is a citizen, resident or domiciliary.

  The Fund currently qualifies, and expects to continue to qualify during the liquidation period, as a regulated investment company under the Code. As a result, the Fund should not be required to pay U.S. federal income tax on any of its income or capital gains realized from the sale of its assets pursuant to the Liquidation, by reason of the special dividends-paid deduction available to regulated investment companies under the Code. If the Plan is adopted, Liquidation Distributions(s) made after the adoption of the Plan should qualify for the dividends paid deduction.

  Liquidation Distribution(s) received by a stockholder who is (i) an individual U.S. citizen or resident; (ii) a corporation, partnership or other entity created or organized under the laws of the U.S., any state thereof or the District of Columbia or (iii) an estate or trust, the income of which is subject to U.S. federal income taxes regardless of its source (a "U.S. stockholder") should be treated as payment in exchange for such stockholder's shares of the Fund. Each such U.S. stockholder would recognize a gain or loss in an amount equal to the difference between the adjusted tax basis in the stockholder's shares and the Liquidation Distribution(s) he or she received from the Fund. If the shares are held as a capital asset, such gain or loss would generally be characterized as a capital gain or loss. If the shares have been held for more than one year, any gain would constitute long-term capital gain, taxable to individual stockholders at a maximum rate of 15%, and any loss would constitute a long-term capital loss. If the U.S. stockholder has held the shares for one year or less, any gain or loss would be short-term capital gain or loss.

 8    THE BRAZIL FUND, INC.

  The U.S. federal income taxation of a stockholder that is not a U.S. stockholder (a "non-U.S. stockholder") receiving Liquidation Distribution(s) depends on whether such transaction is "effectively connected" with a trade or business carried on in the United States by the non-U.S. stockholder. If receipt of the Liquidation Distribution(s) is not effectively connected and gives rise to taxable gain, any gain realized by a non-U.S. stockholder will not be subject to U.S. federal income tax, provided, however, that such a gain will be subject to U.S. federal income tax at the rate of 30% (or such lower rate as may be applicable under a tax treaty) if the non-U.S. stockholder is a non-resident alien individual who is physically present in the United States for more than 182 days during the taxable year of the sale. If the non-U.S. stockholder's gain on receipt of the Liquidation Distribution(s) is effectively connected income, such income would be subject to U.S. tax at rates applicable to a U.S. stockholder, as well as any applicable branch profits tax.

  It is possible that the Fund might be required to designate some portion of the Liquidation Distributions payable to stockholders as ordinary income dividends or capital gains distributions in order to maintain the Fund's status in liquidation as a registered investment company under the Code. In that event, for U.S. federal income tax purposes, the Liquidation Distribution(s) received by a stockholder could consist of three elements: (i) a capital gain dividend to the extent of any net long-term capital gains earned during the Fund's final tax year; (ii) an ordinary income dividend to the extent of the Fund's ordinary income and short-term capital gains earned during the final tax year (over and above expenses) that have not previously been distributed; and (iii) a distribution treated as payment for the stockholder's shares, taxable as described above. The Fund will notify stockholders as to the portion, if any, of the Liquidation Distribution(s) which constitutes a capital gain dividend and that which constitutes an ordinary income dividend (as well as any amounts qualifying for a credit or deduction against foreign taxes paid by the Fund) in the normal tax-reporting fashion for dividends and distributions paid by the Fund. In that event, any Liquidation Distribution described in (i) or (ii), above, would be taxed in the same manner as any other distribution of the Fund. Accordingly, such amounts would be treated as ordinary income or capital gains, if so designated.

  Under the U.S. backup withholding rules, the Fund will be required to withhold 28% of the Liquidation Distribution(s) paid to any U.S. stockholder that is not a tax-exempt person unless either: (a) such stockholder has completed and submitted to the Depositary an IRS Form W-9, providing such stockholder's employer identification number or social security number, as applicable, and certifying under penalties of perjury that: (i) such number is correct; (ii) either (A) such stockholder is exempt from backup withholding, (B) such stockholder has not been notified by the Internal Revenue Service that such stockholder is subject to backup withholding as a result of an under-reporting of interest or dividends, or (C) the Internal Revenue Service has notified such stockholder that such stockholder is no longer subject to backup withholding; or (b) an exception applies under applicable law. Non-U.S. stockholders may also be subject to U.S. backup withholding and should provide to the Fund an IRS Form W-8BEN or another type of Form W-8 appropriate to the particular non-U.S. stockholder. Form W-9 and the various Forms W-8 can be found on the IRS website at www.irs.gov/formspubs/index.html. The backup withholding tax is not an additional tax and may be credited against a taxpayer's federal income tax liability.

- BRAZILIAN TAX CONSEQUENCES. Upon liquidation, the Fund will sell all of its assets held in Brazil, resulting in certain tax consequences to the Fund.

  Generally, the Fund's sales of shares of Brazilian publicly-traded companies within the Brazilian stock exchange are exempt from Brazilian taxation.

                                                     THE BRAZIL FUND, INC.     9

  Other earnings (such as interest) of the Fund may be subject to Brazilian withholding income tax ("IRF"): (i) at 10%, when arising from investments in floating-income funds, swaps and other futures transactions off the stock exchanges; and (ii) at 15% in other cases, including fixed-income investments and interest on net equity. Such IRF is assessed upon the sale by the Fund of its portfolio securities. With respect to the Provisional Contribution on Financial Transactions ("CPMF"), the Brazilian administrator is obliged, under local regulations, to keep two separate accounts for the Fund: (i) one related to transactions subject to CPMF (Taxable Account) and (ii) another related to transactions exempt from CPMF (Non-Taxable Account). Thus, depending on the account in which the assets are currently registered, they would be entitled or not to the CPMF exemption. If any fixed-rate investment is sold within 30 days of the Fund's acquisition of such investment, the earnings accrued will be subject to Tax on Financial Transactions ("IOF").

                                    GENERAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

According to SEC Schedule 13F, 13G and 13D/A filings made in February, March and April 2006, the following owned beneficially more than 5% of the Fund's outstanding stock:

                                                                  AMOUNT AND NATURE OF
TITLE OF CLASS       NAME AND ADDRESS OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP     PERCENT OF CLASS
-----------------------------------------------------------------------------------------------------------
Common Stock     President & Fellows of Harvard College          3,540,400 shares(1)             21.8%
                 c/o Harvard Management Company Inc.
                 600 Atlantic Avenue
                 Boston, Massachusetts 02210
Common Stock     City of London Investment Group, PLC            1,497,600 shares(2)             9.22%
                 and City of London Investment
                 Management Company Limited
                 10 Eastcheap, London EC3M ILX,
                 England
Common Stock     Carrousel Capital Ltd.                            949,485 shares(3)             5.85%
                 and Bruno Sangle-Ferriere
                 203-205 Brompton Road
                 London SW3 1LA
                 England
Common Stock     QVT Financial LP and QVT Financial                942,360 shares(4)             5.80%
                 GP LLC
                 527 Madison Avenue, 8th Floor
                 New York, New York 10022
-----------------------------------------------------------------------------------------------------------

(1) President and Fellows of Harvard College held sole voting power and sole investment power with respect to the above number of shares.

(2) City of London Investment Group, PLC held sole voting power and sole investment power with respect to the above number of shares. City of London Investment Group, PLC held the above number of shares through its control of City of London Investment Management Company Limited.

(3) Carrousel Capital Ltd. and Bruno Sangle-Ferriere: (i) have sole voting and dispositive power with respect to 185 shares of common stock; (ii) share voting and dispositive power with respect to 478,900 shares of common stock with the Carrousel Fund Ltd., Walker House, P.O. Box 265 GT, Mary Street, George Town, Grand Cayman, Cayman Islands; and (iii) share voting and dispositive power with respect to 470,400 shares of common stock with The Carrousel Fund II Limited, Walker House, P.O. Box 265 GT, Mary Street, George Town, Grand Cayman, Cayman Islands. Accordingly, Carrousel Capital Ltd. and Bruno Sangle-Ferriere have voting power and

 10    THE BRAZIL FUND, INC.

     dispositive power over an aggregate of 949,485 shares of common stock, constituting approximately 5.85% of the issued and outstanding shares of common stock.

(4) QVT Financial LP is the investment manager for QVT Overseas Ltd., which beneficially owns 479,967 shares of common stock, and for QVT Associates LP, which beneficially owns 462,393 shares of common stock. QVT Financial LP has the power to direct the vote and disposition of the shares of common stock held by QVT Overseas Ltd. and QVT Associates LP. Accordingly, QVT Financial LP may be deemed to be the beneficial owner of an aggregate amount of 942,360 shares of common stock, consisting of the shares owned by QVT Overseas Ltd. and QVT Associates LP. QVT Financial GP LLC, as General Partner of QVT Financial LP, may be deemed to beneficially own the same number of shares of common stock reported by QVT Financial LP.

Except as noted above, to the best of the Fund's knowledge, as of April 11, 2006, no other person owned beneficially more than 5% of the Fund's outstanding stock.

STOCK OWNERSHIP OF DIRECTORS AND OFFICERS

As of March 29, 2006, the Fund's Directors and officers together owned less than 1/4 of 1% of the outstanding capital stock of the Fund.

THE INVESTMENT MANAGER

Under the supervision of the Board of Directors of the Fund, DeIM, with headquarters at 345 Park Avenue, New York, New York, makes the Fund's investment decisions, buys and sells securities for the Fund and conducts research that leads to these purchase and sales decisions. DeIM and its predecessors have more than 80 years of experience managing mutual funds. DeIM provides a full range of investment advisory services to institutional and retail clients. The Investment Manager is also responsible for selecting brokers and dealers and for negotiating brokerage commissions and dealer charges.

Deutsche Asset Management is the marketing name in the US for the asset management activities of Deutsche Bank AG, DeIM, Deutsche Asset Management Inc., Deutsche Asset Management Investment Services Ltd., Deutsche Bank Trust Company Americas and DWS Scudder Trust Company. Deutsche Asset Management is a global asset management organization that offers a wide range of investing expertise and resources, including hundreds of portfolio managers and analysts and an office network that reaches the world's major investment centers. DeIM is an indirect wholly owned subsidiary of Deutsche Bank AG. Deutsche Bank AG is a major global banking institution that is engaged in a wide range of financial services, including investment management, mutual funds, retail, private and commercial banking, investment banking and insurance.

OTHER MATTERS

The Board of Directors does not know of any matters to be brought before the Meeting other than those mentioned in this Proxy Statement, and no other matters may be brought before the Meeting by stockholders of the Fund. The appointed proxies will vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof in their discretion.

MISCELLANEOUS

Proxies will be solicited by mail and may be solicited in person or by telephone by Officers of the Fund or personnel of DeIM. The Fund has retained Georgeson Shareholder Communications Inc. ("Georgeson"), 17 State Street, New York, New York 10004 to assist in the proxy solicitation. The cost of Georgeson's services is estimated at $9,500 plus expenses. The costs and expenses connected with the solicitation of the proxies and with any further proxies which may be solicited by the Fund's Officers or Georgeson, in person or by telephone, will be borne by the Fund. The Fund will reimburse banks, brokers, and other persons

                                                    THE BRAZIL FUND, INC.     11
holding the Fund's shares registered in their names or in the names of their nominees, for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

Solicitation of proxies is being made primarily by the mailing of this Proxy Statement with its enclosures on or about April 12, 2006. As mentioned above, Georgeson will assist in the solicitation of proxies. As the meeting date approaches, certain stockholders may receive a telephone call from a representative of Georgeson if their proxies have not been received. Authorization to permit Georgeson to execute proxies may be obtained by telephonic or electronically transmitted instructions from stockholders of the Fund. If proxies are obtained telephonically, they will be recorded in accordance with procedures that are consistent with applicable law and that the Fund believes are reasonably designed to ensure that both the identity of the stockholder casting the vote and the voting instructions of the stockholder are accurately determined.

If a stockholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone or electronically, the stockholder may still submit the proxy card originally sent with this proxy statement. Should stockholders require additional information regarding the proxy or a replacement proxy card, they may contact Georgeson toll-free at (800) 366-2167. Any proxy given by a stockholder is revocable until voted at the Meeting.

In the event that sufficient votes in favor of the proposal set forth in the Notice of this Meeting are not received by May 15, 2006, the persons named as appointed proxies on the enclosed proxy card may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the votes cast on the matter at the session of the meeting to be adjourned. The persons named as appointed proxies on the enclosed proxy card will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal for which further solicitation of proxies is to be made. They will vote against any such adjournment those proxies required to be voted against such proposal. The costs of any such additional solicitation and of any adjourned session will be borne by the Fund.

STOCKHOLDER PROPOSALS

Stockholders wishing to submit proposals for inclusion in the Fund's proxy statement for the next annual meeting of stockholders of the Fund should send their written proposals to John Millette, Secretary of the Fund, c/o Deutsche Investment Management Americas Inc., at 345 Park Avenue, New York, New York 10154. In the event that the Liquidation is not approved, proposals for inclusion in the Fund's proxy statement for the next annual meeting should have been submitted by April 1, 2006. In the event that the Liquidation is approved, the Fund does not intend to convene an annual meeting. The timely submission of a proposal does not guarantee its inclusion.

For nominations of candidates for election as Directors (other than nominations made by or at the recommendation of the Directors) or other business to be properly brought before the annual meeting by a stockholder, the stockholder must comply with the Fund's bylaws, which, among other things, require that the stockholder must give timely notice thereof in writing to the Secretary of the Fund, the stockholder must be a stockholder of record, and the notice must contain the information about the nomination or other business that is required by the Fund's bylaws. To be timely, any such notice must be delivered to or mailed by certified mail, return receipt requested, and received at the principal executive offices of the Fund not later than 90 days nor more than 120 days prior to the date of the meeting; provided, however, that if less than 100 days' notice or prior public disclosure is given or made to stockholders, any such notice by a stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of

 12    THE BRAZIL FUND, INC.

the day on which such notice of the date of the annual or special meeting was given or such public disclosure was made.

The Fund may exercise discretionary voting authority with respect to stockholder proposals for the next meeting of stockholders which are not included in the proxy statement and form of proxy, if notice of such proposals is not received by the Fund at the above address within the time frame indicated above. Even if timely notice is received, the Fund may exercise discretionary voting authority in certain other circumstances. Discretionary voting authority is the ability to vote proxies that stockholders have executed and returned to the Fund on matters not specifically reflected on the form of proxy.

By order of the Board of Directors,

/s/ John Millette

John Millette
Secretary
345 Park Avenue
New York, New York 10154
April 12, 2006

                                                    THE BRAZIL FUND, INC.     13

                                   EXHIBIT A

                             ARTICLES OF AMENDMENT
                                       OF
                             THE BRAZIL FUND, INC.

The Brazil Fund, Inc., a Maryland corporation (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (which is hereinafter referred to as the "SDAT") that:

FIRST: The Articles of Incorporation of the Corporation are hereby amended by adding to the Articles of Incorporation the following new Article TWELFTH:

     "TWELFTH: Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a greater proportion of the votes of all classes or of any Class of stock of the Corporation, the liquidation and dissolution of the Corporation shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon."

SECOND: The Board of Directors of the Corporation, pursuant to and in accordance with the Articles of Incorporation of the Corporation and the Maryland General Corporation Law, duly advised the foregoing amendments and the stockholders of the Corporation entitled to vote on the foregoing amendment, pursuant to and in accordance with the Articles of Incorporation and Bylaws of the Corporation and the Maryland General Corporation Law, duly approved the foregoing amendment.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by a President and attested to by its
Secretary as of this [     ] day of [     ], 2006; and its President
acknowledges that these Articles of Amendment are the act of the Corporation, and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:                                      THE BRAZIL FUND, INC.

-------------------------------------------  By
                                             ------------------------------------------ (SEAL)
Secretary                                    President

 14    THE BRAZIL FUND, INC.

                                   EXHIBIT B

                             THE BRAZIL FUND, INC.
                      PLAN OF LIQUIDATION AND DISSOLUTION

The following Plan of Liquidation and Dissolution (the "Plan") of The Brazil Fund, Inc. (the "Fund"), a corporation organized and existing under the laws of the State of Maryland, which has operated as a closed-end, management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), is intended to accomplish the complete liquidation and dissolution of the Fund in conformity with the provisions of the Fund's Articles of Incorporation.

WHEREAS, the Fund's Board of Directors, at a special meeting of the Board of Directors held on March 24, 2006, has deemed that in its judgment it is advisable to liquidate and dissolve the Fund, has adopted this Plan as the method of liquidating and dissolving the Fund and has directed that this Plan be submitted to stockholders of the Fund for approval;

NOW, THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:

1. EFFECTIVE DATE OF PLAN. The Plan shall be and become effective only upon: (a) the adoption and approval of the Plan by the affirmative vote of the holders of the requisite number of the outstanding shares of capital stock of the Fund at a meeting of stockholders called for the purpose of voting upon the Plan; and (b) the satisfactory resolution in the sole discretion of the Board of Directors of any and all claims pending against the Fund and its Board of Directors. The date of such adoption and approval of the Plan by stockholders and resolution of all pending claims is hereinafter called the "Effective Date."

2. CESSATION OF BUSINESS. After the Effective Date of the Plan, the Fund shall cease its business as an investment company and shall not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs and will dissolve in accordance with the Plan.

3. RESTRICTION OF TRANSFER AND REDEMPTION OF SHARES. The proportionate interests of stockholders in the assets of the Fund shall be fixed on the basis of their respective stockholdings at the close of business on the Effective Date. On the Effective Date, the books of the Fund shall be closed. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders' respective interests in the Fund's assets shall not be transferable by the negotiation of share certificates and the Fund's shares will cease to be traded on the New York Stock Exchange, Inc.

4. NOTICE OF LIQUIDATION. As soon as practicable after the Effective Date, the Fund shall mail notice to the appropriate parties that this Plan has been approved by the Board of Directors and the stockholders and that the Fund will be liquidating its assets. Specifically, upon approval of the Plan, the Fund shall mail notice to its known creditors at their addresses as shown on the Fund's records, to the extent such notice is required under the Maryland General Corporation Law (the "MGCL").

5. LIQUIDATION OF ASSETS. After the event in clause (a) in Section 1 hereof, the Board of Directors may authorize the commencement of the sale of portfolio securities and the investment of the proceeds of such sale in investment grade short-term debt securities denominated in U.S. dollars. As soon as is reasonable and practicable after the Effective Date of the Plan, or as soon thereafter as practicable depending on market

                                                    THE BRAZIL FUND, INC.     15
conditions and consistent with the terms of the Plan, all portfolio securities of the Fund not already converted to U.S. cash or U.S. cash equivalents shall be converted to U.S. cash or U.S. cash equivalents.

6. PAYMENTS OF DEBTS. As soon as practicable after the Effective Date of the Plan, the Fund shall determine and shall pay, or set aside in U.S. cash or U.S. cash equivalents, the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the liquidating distribution provided for in Section 7, below.

7. LIQUIDATING DISTRIBUTION. The Fund's assets are expected to be distributed by cash payment(s) in complete cancellation of all the outstanding shares of capital stock of the Fund. The distribution of the Fund's assets is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to (a) discharge any unpaid liabilities and obligations of the Fund on the Fund's books on the date of the first distribution, and (b) liabilities as the Board of Directors shall reasonably deem to exist against the assets of the Fund. A final distribution, if necessary, will consist of cash from any assets remaining after payment of and provision for expenses and other liabilities, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the liquidation distribution(s) and any other miscellaneous income to the Fund.

All stockholders will receive information concerning the sources of the liquidating distribution(s).

8. EXPENSES OF THE LIQUIDATION AND DISSOLUTION. The Fund shall bear all of the expenses incurred by it in carrying out this Plan including, but not limited to, all printing, mailing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of stockholders whether or not the liquidation contemplated by this Plan is effected.

9. POWER OF BOARD OF DIRECTORS. The Board of Directors and, subject to the direction of the Board of Directors, the Fund's officers shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the 1940 Act, MGCL or any other applicable laws.

The death, resignation or other disability of any director or any officer of the Fund shall not impair the authority of the surviving or remaining directors or officers to exercise any of the powers provided for in the Plan.

10. AMENDMENT OR ABANDONMENT OF PLAN. The Board of Directors shall have the authority to authorize such non-material variations from or non-material amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without stockholder approval, if the Board of Directors determines that such action would be advisable and in the best interests of the Fund and its stockholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of its net assets to stockholders in accordance with the laws of the State of Maryland and the purposes to be accomplished by the Plan. If any variation or amendment appears necessary and, in the judgment of the Board of Directors, will materially and adversely affect the interests of the Fund's stockholders, such variation or amendment will be submitted to the Fund's stockholders for approval. In addition, the Board of Directors may abandon this Plan, with stockholder approval, prior to the filing of the Articles of Dissolution if it determines that abandonment would be advisable and in the best interests of the Fund and its stockholders.

 16    THE BRAZIL FUND, INC.

11. DE-REGISTRATION UNDER THE 1940 ACT. As soon as practicable after the liquidation and distribution of the Fund's assets, the Fund shall prepare and file a Form N-8F with the Securities and Exchange Commission in order to de-register the Fund under the 1940 Act. The Fund shall also file, if required, a final Form N-SAR (a semi-annual report) with the SEC.

12. ARTICLES OF DISSOLUTION. Consistent with the provisions of the Plan, the Fund shall be dissolved in accordance with the laws of the State of Maryland and the Fund's Articles of Incorporation. As soon as practicable after the Effective Date and pursuant to the MGCL, the Fund shall prepare and file Articles of Dissolution with and for acceptance by the Maryland State Department of Assessments and Taxation. After the effectiveness of the Articles of
Dissolution:

     (a) The Fund's Board of Directors shall be the trustees of its assets for purposes of liquidation after the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver. The Director-trustees will be vested in their capacity as trustees with full title to all the assets of the Fund.

     (b) The Director-trustees shall (i) collect and distribute any remaining assets, applying them to the payment, satisfaction and discharge of existing debts and obligations of the Fund, including necessary expenses of liquidation; and (ii) distribute the remaining assets among the stockholders.

     (c) The Director-trustees may (i) carry out the contracts of the Fund; (ii) sell all or any part of the assets of the Fund at public or private sale; (iii) sue or be sued in their own names as trustees or in the name of the Fund; and (iv) do all other acts consistent with law and the Articles of Incorporation of the Fund necessary or proper to liquidate the Fund and wind up its affairs.

13. POWER OF THE DIRECTORS. Implementation of this Plan shall be under the direction of the Board of Directors, who shall have full authority to carry out the provisions of this Plan or such other actions as they deem appropriate without further stockholder action.

14. APPRAISAL RIGHTS. Under Maryland law, stockholders will not be entitled to appraisal rights in connection with the Plan.

                                                    THE BRAZIL FUND, INC.     17

           Please fold and detach card at perforation before mailing.


       ------------------------------------------------------------------

                   PROXY                              PROXY


                              THE BRAZIL FUND, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                 Special Meeting of Stockholders - May 15, 2006


      The undersigned hereby appoints Patricia Defilippis, Elisa Metzger and Patricia Rosch, and each of them, the proxies of the undersigned, with full power of substitution in each of them, to represent the undersigned and to vote all shares of The Brazil Fund, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders of The Brazil Fund, Inc. to be held at the offices of Deutsche Investment Management Americas Inc., part of Deutsche Asset Management, 345 Park Avenue (at 51st Street), New York, New York 10154, on Monday, May 15, 2006 at 10:00 a.m., Eastern time, and at any adjournment or postponement thereof. The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and accompanying Proxy Statement and revokes any proxy previously given with respect to the meeting.

                            (continued on other side)

                       Instructions for Voting Your Proxy


      The Brazil Fund offers stockholders of record three alternative ways of authorizing proxies to vote their shares:

      o     By Telephone

      o     Through the Internet (using a browser)

      o     By Mail (traditional method)

      Your telephone or Internet instructions authorize the named proxies to vote your shares in the same manner as if you had mailed your proxy card. We encourage you to use these cost effective and convenient ways of voting.

                                   - ---------

      Telephone Available only until 4:00 p.m. Eastern time on May 14, 2006.


                                   - ---------

      o Call TOLL-FREE: 1-800-732-4052 on any touch-tone telephone to authorize voting of your shares. You may call 24 hours a day, 7 days a week. You will be prompted to follow simple instructions.

      o Your voting instructions will be confirmed and shares voted as you directed.

                                   - ---------

      Internet Available only until 4:00 p.m. Eastern time on May 14, 2006.

                                   - ---------

      o     Visit the Internet voting Website at http://proxy.georgeson.com

      o Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen.

      o Your voting instructions will be confirmed and shares voted as you directed.

      o     You will incur only your usual Internet charges.

                                    - -------

                                     By Mail

                                    - -------

      o Simply sign and date your proxy card and return it in the postage-paid envelope.


                  --------------                         --------------

                  COMPANY NUMBER                         CONTROL NUMBER

                          -------------- --------------

      Please fold and detach card at perforation before mailing.

         - -------------------------------------------------------------

      This proxy, if properly executed, will be voted in the manner directed. If no instructions are indicated on a properly executed proxy, the undersigned's vote will be cast "FOR" Proposal One.

      To vote, mark blocks below in blue or black ink as follows: /X/

      The Board of Directors of the Fund recommends that Stockholders vote "FOR" Proposal 1 and Proposal 2.

      (1) To vote on the Fund's proposal that the Fund amend the Articles of Incorporation of the Fund to reduce from two-thirds to a majority the required vote of the common stockholders necessary to approve the liquidation and dissolution of the Fund.

                               FOR   AGAINST   ABSTAIN

      (2) To vote on the Fund's proposal that the Fund liquidate and dissolve pursuant to the provisions of the Plan of Liquidation and Dissolution of the Fund.

                               FOR   AGAINST   ABSTAIN

      The Proxies are authorized to vote in their discretion on any other business which may properly come before the meeting and any adjournments or postponements thereof.

      Please sign exactly as your name or names appear. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

        - ---------------------------------------------------------------
                           (Signature of Stockholder)

        - ---------------------------------------------------------------
                       (Signature of joint owner, if any)

       Date _______________________________________________________ , 2006


  PLEASE SIGN AND RETURN PROMPTLY IN ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.